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                                                                 EXHIBIT 10.5.37

                              ORDINANCE NUMBER 205

AN ORDINANCE TO GRANT TO AMERICAN CABLE TV INVESTORS 2 THE NON-EXCLUSIVE RIGHT, POWER, AND AUTHORITY TO MAINTAIN AND OPERATE TELEVISION TRANSMISSION AND DISTRIBUTION FACILITIES AND TO ERECT AND INSTALL ITS LINES, POLES, WIRES, GUYS AND APPURTENANCE FACILITIES UPON THE STREETS, ALLEYS, BASEMENTS, AND PUBLIC PLACES OF THE TOWN OF DEARING TOGETHER WITH ANY NECESSARY RIGHT OF ACCESS THERETO. FOR SUCH PERIOD AS THE SAME ARE NEEDED BY THE COMPANY TO RENDER CABLEVISION SERVICE TO ITS CUSTOMERS IN THE TOWN OF DEARING, GEORGIA. ALSO TO SET THE AMOUNT OF FRANCHISE FEE TO BE PAID BY AMERICAN CABLE TV INVESTORS 2 TO THE TOWN OF DEARING, GEORGIA.

         BE IT ORDAINED BY THE MAYOR OF THE TOWN COUNCIL OF THE TOWN OF DEARING, GEORGIA, IN COUNCIL ASSEMBLED AND BY AUTHORITY OF THE SAME:

Section 1.       In consideration of the faithful performance and observance of the conditions and reservations hereinafter specified, the non-exclusive right is hereby granted to American Cable TV
                 Investors 2 its successors and assigns, hereinafter referred to as "The Company", the right to maintain and operate
                 television transmissions and distribution facilities, and
                 additions thereto, in, under, over, along, across, and upon the streets, roadways, sidewalks, alleys, bridges, public
                 easements, and highways and other places which are public in the Town of Dearing, Georgia, for the purposes of transmission and distribution of electromagnetic and audio and visual
                 impulses and television energy in accordance and subject to with the laws and regulations of the United States of
                 American, the statutes of the State of Georgia, and the
                 ordinances and regulations of the Town of Dearing. The Company shall have no right to transfer or assign its rights hereunder without the written approval of the Dearing Town Council first obtained, except that said rights hereunder must be assigned as security for bona fide indebtedness of the Company without prior approval. Upon filing by the proposed transferee or
                 assignee of acceptance of the terms of this contract and
                 assuming all pending or contingent obligations of the Company hereunder and providing evidence of compliance with the
                 provisions concerning insurance, the Town's approval of the proposed transfer and assignment shall not be
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Section 1
(cont.)          arbitrarily withheld.

Section 2. The company shall pay to the Town of Dearing, Georgia, a franchise and license as follows:

                                  A. Three percent (3%) of gross receipts from operations of its cable television system in the Town of Dearing shall be paid as a franchise fee. This payment of the said franchise fee shall be in lieu of all occupation, license, excise and special franchise taxes, and all other demands except ad valorem taxes on the property of the Company.

                                  B. In the event the Company offers services other than cable television service the Company shall pay an additional fee equal to the business license fee charged for providing similar services under the general business license tax ordinance of the Town of Dearing.

                                  C. In the event the Company offers leasing of spectrum or channel space, the Company shall pay (3%) of leased channel or spectrum space revenues attributable to leased channel or spectrum space services provided in the Town of Dearing. The proportion of the leased channel revenues attributable to leased channel services provided in the Town of Dearing shall be ratio of gross subscriber receipts from recurring charges from the operations of its basic cable television system within the area of the Town of Dearing within which said channel or spectrum space is leased to gross subscriber receipts from recurring charges from the operations of its basic cable television system in the entire area within which said channel or spectrum space is leased. All payments shall be made semi-annually by January 30 and July 30 for the previous six month period ending December 31 and June of said company. Said payments shall be accompanied by a statement of gross revenue by the company from the operations of the cable television system in the area in question, and such information as may be necessary to compute the sums due under
                                  Section 2B and 2C. The Town shall have the right to reasonably inspect the revenue
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Section 2
(cont.) records of the Company to insure compliance with this section.

Section 3. The company shall have the right to prescribe reasonable service rules and regulations for the conduct of its business not inconsistent with the provisions of the ordinances of the Town. A copy of these rules and regulations shall be kept on file at all times in the Town Hall. The rates charged the public, by the Company, for the basic service, must be reasonable, and not excess of what is necessary to meet the financial needs of the company and to earn a reasonable return on investment in facilities. A schedule of the maximum monthly subscription rate charges charged by the company for basic cable service shall be kept maintained, and posted with the Town showing the classification of the subscribers and the rates applicable thereto. The Company will notify the Town Council in writing at least fifteen (125) calendar days in advance of any increase in subscriber rates for basic cable service. Upon request of Town Council, the company will supply a written statement of the reasons for any change in the monthly rates for basic cable service. Basic cable as referred to herein shall mean the provision of television service on standard television channels 2 through 13 and shall not include pay TV or any optional service offered by the Company.

Section 4. The Town Council shall have the right to revoke this contract and Franchise Ordinance and all rights of the Company hereunder if the Company shall fail to comply with any of its provisions or default in any obligations hereunder, and shall fail within a reasonable time (not less than 90 days) after written notice from the Town to correct such defaults of non-compliance.

                 The Company shall not abandon the cable television system in whole or in part without the written consent of the Town Council. Upon termination or forfeiture of this grant, in accordance with any of its terms, the Company shall immediately remove its visible poles, cables, wires and appurtenances from the Town streets, roadways, sidewalks, alleys, public easement, bridges, and highways and other places which are public places in the Town. In the event of failure of the Company to perform
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Section 4
(cont.) such removals, the Town shall have the right to make a written demand on the Company to proceed to carry out the removal of such equipment, and in the event that the Company fails to carry out the terms and conditions of such demands, the Town shall have the right to remove all or part of the Company's equipment and to retain same as Town's property. This removal is to be accomplished without accounting therefore to the Company, and the expenses of such removal shall be charged to and paid by the Company without credit for the value, if any, of said equipment.

Section 5. Wherever used in this ordinance, the "television" shall mean a system from transmission of electromagnetic and audio signals and/or visual images and other forms of information by means of electrical, electronic, electromagnetic, optical impulses or such other methods of physical transmission as may prove practical which involve placing physical lines upon public ways within the Town.

Section 6. There is hereby granted the further right, privilege and authority to the Company to issue, rent or in any other manner obtain the use of towers, poles, lines, cables, and other equipment and facilities from any and all holders of public licenses and franchises within the limits of the area covered by this Ordinance, including the Power and Light Company and the Telephone Company servicing said area and thus use such tower poles, lines, cables, and other equipment and facilities subject to all existing and future ordinances and deregulations of the Town. The poles used for the Company's distribution system shall be those erected and maintained by the Power and Light Company or the Telephone Company when and where practicable, providing mutually satisfactory rental agreements can be entered into with said utility companies.

Section 7. The Company shall have the right to erect, when necessary, and maintain its own poles, for the proper construction and maintenance of television distribution system with the approval of the location of said poles by the Town Engineer. The Company's transmission and distribution system poles, wires, and appurtenances, shall be located, erected and maintained so as not to endanger or
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Section 7
(cont.) interfere with the lives of persons, or to interfere with the travel and use of public places by the public, and during the construction, repair or removal thereof shall not obstruct or impede traffic.

Section 8. In the maintenance and operation of its television transmission and distribution system in the streets, alleys, and other public places, and in the course of any new construction or addition to its facilities, the Company shall proceed so as to cause the least possible inconvenience to the general public; and opening or obstruction in the streets, roadways, or public places made by the Company in the course of its operations shall be guarded and protected at all times by the placement of adequate barriers, fences, or boardings, the bounds of which, during periods of dusk and darkness shall be clearly designated by red warning lights.

Section 9. It is the stated intention of the Town that all other holders of the public licenses and franchises within the area in question will cooperate with the Company to allow joint use of their poles and pole line facilities wherever possible or wherever usage does not interfere with the normal operation of said poles and pole lines so that the number of new or additional poles constructed by the Company within the area in question may be minimized. Such cooperation will include the right of joint usage for reasonable rates and on reasonable terms.

Section 10. The Company shall indemnify, protect and save harmless the Town from and against losses and physical damages to property, and bodily injury or death to persons, including payments made under any Workmen's Compensation Law, which may arise of out, or be caused by the erection, maintenance, presence, use, or removal of said attachments of poles within the area, or by any act of the Company, its agents or employees. The Company shall carry insurance to protect parties hereto from and against all claims, demands, actions, judgments, costs, expenses, and liabilities which may arise or result, directly or indirectly from or by reason of such loss, injury or damage. The amounts of such insurance against liability due to physical damages to the property shall not be less
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Section 10
(cont.) than one hundred thousand ($100,000.00) dollars on each person, three hundred thousand ($300,000.00) dollars on each occurrence for bodily injury liability and one hundred thousand ($100,000.00) dollars for each occurrence of property damage from any accident. The Company shall also carry such insurance as it deems necessary to protect it from all claims under the Workmen's Compensation Laws in effect that may be applicable to the Company. All insurance required by this contract and Franchise Ordinance shall be, and remain in full force and effect for the entire life of this Contract and Franchise Ordinance. The Town may require certificates of insurance to be filed with it.

Section 11. Installations shall be maintained so as not to interfere with TV reception already in existence. The antenna receiving and distribution equipment shall be installed and maintained so as to provide pictures on subscriber receivers throughout the system essentially of the same quality as those received at the antenna site.

Section 12. The Company agrees to install signal distribution facilities subject to satisfactory pole clearance and pole rental arrangements to all citizens in the area in question wherein the population density is sufficient to support the installation on a reasonable practical business basis. The Company agrees that service under this contract shall be provided to all areas of the Town where public ways may be utilized in which there are 80 or more homes or 30 or more bona fide requests for service per mile of cable necessary to provide service to said area. Nothing herein shall be construed as requiring the Company to provide service to areas where, solely because of population density or abnormal construction costs, such service is economically infeasible. In the event it is necessary for the Company to extend lines beyond 200 feet to provide service, the Company shall have the right to charge an additional installation fee reflecting the cost of extension. The Company shall also have the right to charge an additional monthly fee to reflect the increased operating cost of such an extension including any underground extensions. In undertaking a line extension the Company may require appropriate long-term contracts of
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Section 12
(cont.) prospective subscribers. The Company shall provide an arrangement for the purpose of investigation and resolutions of all complaints of equipment malfunctions and similar matters. In the event the Company is unable to resolve complaints within a reasonable period, any person may file a complaint with the Town Clerk. The Mayor and Council of Dearing may investigate such complaint and after such investigation direct the Company to take reasonable and appropriate action consistent to the terms of this ordinance.

Section 13. Neither American Cable TV Investors 2, nor their employees shall engage in the sale, service, rental, or leasing of television receivers, radio receivers, or television or radio receiver parts and accessories, except to the extent necessary to provide nonstandard cable channels or service, and they shall not require or attempt to direct any subscribers of the Company to deal with any particular firm or person in regard to the sale, service, rental, or leasing of television receivers, radio receivers, or television or radio receiver related parts and accessories.

Section 14. The Town does hereby grant permission to the Company to use the premises described on the plat on Exhibit A attached hereto, for easement to and location of certain cable television headend receive and transmit/distribution electronic equipment and necessary building including antenna array, self-supporting or guide tower, earth satellite receivers and concrete pads with all the appurtenances thereto belonging. The term of this agreement shall be continuous with the period of the franchise.

Section 15. This Franchise shall be for a period of fifteen (15) years beginning December 6, 1988.

Section 16. If any section, sentence, clause or phrase of this Ordinance is for any reason held illegal, invalid, or unconstitutional, such invalidity shall not affect the validity of the Ordinance, and any portions in conflict are hereby repealed.
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         DONE, RATIFIED AND ADOPTED BY THE MAYOR AND TOWN COUNCIL OF THE TOWN
OF DEARING, GEORGIA, THIS 5TH DAY OF DECEMBER, 1988.

                                          /s/ W.H. EUBANK
                                                          Mayor

ATTEST:

/s/ W.E. JENKINS                          /s/ GRADY A. KEELING
Town Clerk                                /s/ RICHARD E. ADAMS
                                          /s/ ADAM E. BAKER

                                            Members of Town Council


First Reading    Nov. 7, 1988

Second Reading   Dec. 5, 1988

Third Reading

                                        AMERICAN CABLE TV INVESTORS 2

                                        BY:  IR-DANIELS PARTNERS II,
                                             its managing general partner
                                        BY:  Daniels Ventures, Inc.,
                                             a general partner
                                        By:  /s/ GREG BICKET
                                             Greg Bicket, Vice President

                                                                       EXHIBIT A





                           (PLAT OF TOWN OF DEARING)

                               RESOLUTION NO. 209

                      RESOLUTION APPROVING THE TRANSFER OF
                     THE CABLE TELEVISION FRANCHISE FOR THE
                            TOWN OF DEARING HELD BY
                         AMERICAN CABLE TV INVESTORS 2
                         PURSUANT TO ORDINANCE NO. 205


         WHEREAS, by Ordinance No. 205 adopted on December 5, 1988, the Mayor and the Town Council of Dearing, Georgia (the "Town") granted to American Cable TV Investors 2 ("ACT 2") a franchise (the "Franchise") to construct, own, operate and maintain a cable television system within the Town (the "System"); and


         WHEREAS, ACT 2 has requested pursuant to Section 1 of the Franchise that the Town Council of the Town of Dearing approve (i) the transfer of the Franchise to Jones Intercable, Inc., a Colorado corporation ("Jones") or any affiliate of Jones, including Jones Spacelink, Ltd. ("Spacelink") or any limited partnership of which Jones or Spacelink or any affiliate of Jones or Spacelink is a general partner, or any joint venture or general partnership of which Jones, Spacelink, any affiliate of Jones or Spacelink or any such limited partnership or partnerships is a general partner (any such entity being hereinafter referred to as an "Affiliate of Jones") and (ii) the subsequent transfer of the Franchise to any Affiliate of Jones; and

         WHEREAS, Jones or any Affiliate then holding the Franchise has agreed to be bound by the terms, provisions and conditions of the Franchise.

         NOW, THEREFORE, BE IT HEREBY RESOLVED BY THE TOWN COUNCIL OF THE TOWN OF DEARING, GEORGIA THAT:

         1. The Town does hereby consent to the assignment and transfer of the Franchise from ACT 2 to Jones or any Affiliate of Jones, and to any subsequent transfers to any Affiliate of Jones.

         2. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the closing of the sale of the System by ACT 2 to Jones or an Affiliate of Jones. Notice of such closing date shall be given to the Town. Any subsequent transfer of the Franchise from Jones to any Affiliate of Jones or between Affiliates of Jones shall be effective upon written notice being given to the Town by the entity then holding the Franchise.

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         3.      The Town hereby affirms that (a) the Franchise is currently valid, legally enforceable and in full force and effect, (b) ACT 2 is currently the valid holder and authorized grantee of the Franchise and (c) to the knowledge of the Town, no default exists thereunder. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise to Jones or any Affiliate of Jones or to any subsequent transfers to any Affiliate of Jones has been duly and validly taken.

         DONE, RATIFIED AND ADOPTED BY THE MAYOR AND TOWN COUNCIL OF THE TOWN OF DEARING, GEORGIA, ON THIS 3RD DAY OF MAY, 1993.


                                                   TOWN OF DEARING


                                                   /s/ W.H. EUBANK
                                                            Mayor

                                                   /s/ W.E. LENNENDAHL
                                                   /s/ JOE R. CLARK
                                                   /s/ JIMMY HOWARD
                                                   /s/ RALPH L. MILLER


ATTEST:

/s/ D.L. DRIVER
Clerk to Council